UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2012

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office and zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On February 28, 2012, Tetra Tech, Inc. (the “Company”) held its annual meeting of stockholders for the following purposes:

(1)                                  To elect seven members to its Board of Directors;

(2)                                  To vote on a nonbinding resolution regarding executive compensation;

(3)                                  To vote on the amendment of the Company’s 2005 Equity Incentive Plan to increase the number of shares of common stock issuable under the Plan by 1,000,000 shares and increase the limitation on full-value awards by 1,000,000 shares;

(4)                                  To ratify the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for fiscal 2012; and

(5)                                  To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The votes cast in connection with such matters were as follows:

Election of Directors:

Name	For	Withheld
Dan L. Batrack	50,356,162	2,141,265
Hugh M. Grant	41,576,980	10,920,447
Patrick C. Haden	41,392,758	11,104,669
J. Christopher Lewis	50,406,267	2,091,160
Albert E. Smith	50,436,777	2,060,650
J. Kenneth Thompson	50,571,191	1,926,236
Richard H. Truly	50,944,920	1,552,507

Nonbinding Resolution Regarding Executive Compensation:

For	Against	Abstain
50,082,577	1,521,269	893,581

Amendment of 2005 Equity Incentive Plan:

For	Against	Abstain
45,234,211	6,531,903	731,313

Appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain
57,212,347	1,027,838	41,126

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	February 29, 2012	By:	/S/ JANIS B. SALIN
Janis B. Salin
Senior Vice President, General Counsel
and Secretary